THE AES CORPORATION                                                   EXHIBIT 11

STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
FOR THE PERIODS ENDED MARCH 31, 1998 AND 1999

--------------------------------------------------------------------------------------------
                                                              THREE                THREE
                                                              MONTHS              MONTHS
                                                              ENDED                ENDED
                                                             3/31/98              3/31/99
--------------------------------------------------------------------------------------------
($ in millions, except per share amounts)

BASIC
    WEIGHTED AVERAGE SHARES
      OUTSTANDING                                             175.1                 180.6
                                                            -------               -------

    NET INCOME/(LOSS)                                       $    65               $   (13)
                                                            =======               =======

    PER SHARE AMOUNT                                        $  0.37               $ (0.07)
                                                            =======               =======

DILUTED

Weighted Average Number of Shares
   of Common Stock Outstanding                                175.1                 180.6

Net effect of Dilutive Stock Options and
   Warrants Based on the Treasury Stock
   Method Using Ending Market Price                             4.1                    --

Stock Units Allocated to the Deferred
   Compensation Plans for
   Executives and Directors                                     0.2                    --

Effect of Tecons - Based on
   the If-Converted Method                                      6.9                    --
                                                            -------               -------

    WEIGHTED AVERAGE SHARES
      OUTSTANDING                                             186.3                 180.6
                                                            =======               =======

    NET INCOME/(LOSS)                                       $    65               $   (13)

Additional Contribution to Net Income if
  Tecons is fully converted                                       3                    --
                                                            -------               -------
    ADJUSTED NET INCOME/(LOSS)                              $    68               $   (13)
                                                            =======               =======

    PER SHARE AMOUNT                                        $  0.37               $ (0.07)
                                                            =======               =======
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